Ex. 99.1

AMERI Holdings, Inc. Announces Financial Results for the Second Quarter of 2017

Ameri Holdings continues to streamline and integrate acquired businesses to align with its cloud, digital and enterprise SAP services, specifically focusing on SAP’s futuristic technology investments

PRINCETON, N.J., August 18, 2017 /PRNewswire/ -- AMERI Holdings, Inc. (“Ameri100” or the “Company”) (OTCQB: AMRH), a leading integrated SAP solutions provider, reported financial results for the second quarter ended June 30, 2017.

Ameri100’s Financial Results - Second Quarter 2017 vs. Second Quarter 2016:

•	Total revenue was $12.3 million in the second quarter of 2017 (“Q2 2017”), compared to $6.7 million in the second quarter of 2016 (“Q2 2016”);
•	Gross profit was $2.3 million, or 19% of total revenue, in Q2 2017, compared to $1.5 million, or 23% of total revenue, in Q2 2016;
•	Comprehensive loss was $3.8 million, or ($0.26) per diluted share, in Q2 2017, compared to a net loss of $1.2 million, or ($0.09) per diluted share, in Q2 2016;
•	Adjusted EBITDA (a non-GAAP financial measure) was $(602,929) or (4.9%) of total revenue, in Q2 2017, compared to Adjusted EBITDA of ($253,412) or (3.8%) of total revenue, in Q2 2016.

Ameri100’s Financial Results – Six Months Ended June 30, 2017 vs. Six Months Ended June 30, 2016:

•	Total revenue was $24.6 million for the six months ended June 30, 2017 (the “Six months of 2017”), compared to $13.7 million for the six months ended June 30, 2016 (the “Six months of 2016”);
•	Gross profit was $5.6 million, or 23% of total revenue, in the Six months of 2017, compared to $2.8 million, or 20% of total revenue, in the Six months of 2016;
•	Comprehensive loss was $5.0 million, or ($0.35) per diluted share, in the Six months of 2017, compared to a comprehensive loss of $2.4 million, or ($0.19) per diluted share, in the Six months of 2016;
•	Adjusted EBITDA (a non-GAAP financial measure) was $231,393 or 0.9% of total revenue, in the Six months of 2017, compared to Adjusted EBITDA of ($646,018) or (4.7%) of total revenue, in the Six months of 2016.

Ameri100 focused on streamlining and aligning its business to the fast-changing constructs of the SAP services market in Q2 2017. The Company is now a comprehensive SAP services company, and the alignments were largely centered around cloud, digital and enterprise SAP services, with a clear focus on SAP’s strategic opportunities for the future – S4/HANA and Leonardo. “The Company will continue to focus on building capabilities in cloud, digital and enterprise SAP services both organically and through acquisitions,” said Giri Devanur, the Company’s President and Chief Executive Officer.

Ernst & Young named Giri Devanur as the Entrepreneur Of The Year® 2017 in the technology category in New Jersey. The award recognizes entrepreneurs who excel in areas such as innovation, financial performance and personal commitment to their businesses and communities. Mr. Devanur was selected by an independent panel of judges.

About Ameri100

AMERI Holdings, Inc. is a fast-growing technology services company which provides cloud, digital and enterprise SAP services to clients worldwide. Headquartered in Princeton, New Jersey Ameri100 has offices in the U.S. and Canada.  The Company also has global delivery centers in India. With its bespoke engagement model, Ameri100 delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the "SEC"), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward- looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Investor and Media Contact:

Viraj Patel
100 Canal Pointe Blvd, Suite 108

Princeton, NJ 08540
Phone: (732) 243-9250
Email: investorrelation@ameri100.com

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,041,133	$1,379,887
Accounts receivable	8,720,203	8,059,910
Investments and other current assets	990,409	625,145
Total current assets	10,751,745	10,064,942
Other assets:
Goodwill and intangible assets, net	32,944,602	25,853,780
Other assets	3,596,493	3,589,201
Total other assets	36,541,095	29,442,981
Total assets	$47,292,840	$39,507,923

Current liabilities:
Line of credit	4,105,454	3,088,890
Accounts payable and accrued expenses	6,758,595	7,295,905
Bank Term Loan	406,031	405,376
Consideration payable – Cash/Equity	3,822,989	1,918,781
Dividend Payable	499,965	—
Total current liabilities	15,593,034	12,708,952
Long- term Liabilities:
Convertible notes	1,250,000	—
Bank Term Loan	1,333,718	1,536,191
Consideration payable – Cash/Equity	15,496,222	13,599,077
Total Long-term liabilities	18,079,940	15,135,268
Total liabilities	33,672,974	27,844,220

Total stockholders' equity	13,619,866	11,663,703
Total liabilities and stockholders' equity	$47,292,840	$39,507,923

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016

Revenue	$12,268,259	$6,686,938	$24,609,186	$13,699,902
Cost of revenue	9,935,468	5,169,538	18,975,045	10,926,845
Gross profit	2,332,791	1,517,400	5,634,141	2,773,057

Operating expenses
Selling and marketing	434,895	135,329	767,205	166,679
General and administration	4,405,377	1,977,510	7,106,522	3,696,100
Acquisition related expenses	175,136	239,815	384,480	615,220
Depreciation and amortization	825,657	101,385	1,514,757	213,013
Operating expenses	5,841,065	2,454,039	9,772,964	4,691,012
Operating income (loss)	(3,508,274)	(936,639)	(4,138,823)	(1,917,955)
Interest expenses	(164,343)	(270,514)	(255,149)	(384,260)
Changes in estimates	400,000	—	400,000	—
Other expense – net	8,624	(1,862)	4,475	(2,161)
Income (loss) before income taxes	(3,263,993)	(1,209,015)	(3,989,497)	(2,304,376)
Tax benefit / (provision)	—	—	—	—
Income after income taxes	(3,263,993)	(1,209,015)	(3,989,497)	(2,304,376)
Net income attributable to non-controlling interest	(15,388)	—	(11,872)	—
Net income (loss) attributable to the Company	(3,279,381)	(1,209,015)	(4,001,369)	(2,304,376)
Dividend on preferred stock	(504,826)	—	(1,004,791)	—
Net loss attributable to common stock holders	(3,784,207)	(1,209,015)	(5,006,160)	(2,304,376)
Other comprehensive income (loss), net of tax
Foreign exchange translation	(2,185)	(2,808)	3,150	(65,698)
Comprehensive income/(loss)	$(3,786,392)	$(1,211,823)	$(5,003,010)	$(2,370,074)
Comprehensive income/(loss) attributable to the Company	(3,771,004)	(1,211,823)	(4,991,138)	(2,370,074)
Comprehensive income/(loss) attributable to the non-controlling interest	(15,388)	—	(11,872)	—
	(3,786,392)	(1,211,823)	(5,003,010)	(2,370,074)

Basic income (loss) per share	$(0.26)	$(0.09)	$(0.35)	$(0.19)
Diluted income (loss) per share	$(0.26)	$(0.09)	$(0.35)	$(0.19)

Basic weighted average number of common shares outstanding	14,610,609	12,845,057	14,352,573	12,359,709
Diluted weighted average number of common shares outstanding	14,610,609	12,845,057	14,352,573	12,359,709

AMERI HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME/(LOSS) ATTRRIBUTABLE TO COMPANY TO EBITDA & ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) attributable to the Company:	$(3,279,381)	$(1,209,015)	$(4,001,369)	$(2,304,376)
Changes in estimates	(400,000)	—	(400,000)	—
Depreciation and amortization	825,657	101,385	1,514,757	213,013
Non-Controlling Interest	15,388	—	11,872	—
Interest expense and other, net	155,719	272,376	250,674	386,421
Earnings before interest, tax, depreciation and amortization (EBITDA)	(2,682,617	(835,254)	(2,624,066)	(1,704,942)
Stock based compensation expense	1,904,552	342,027	2,470,979	443,704
Acquisition related expenses	175,136	239,815	384,480	615,220
Adjusted (EBITDA)	$(602,929)	$(253,412)	$231,393	$(646,018)